UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.05 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Issuance of Senior Secured Convertible Notes

Note Purchase Agreement and Notes

On October 31, 2018, Intersections Inc. (the “Company”) entered into a note purchase and exchange agreement (the “Note Purchase Agreement”), pursuant to which the Company sold to WC SACD One Parent, Inc., a Delaware corporation (“Parent”), Senior Secured Convertible Notes (the “Notes”) in the aggregate principal amount of $30,000,000 for a purchase price in cash of $30,000,000, and issued to Loeb Holding Corporation and David A. McGough (together with Parent, the “Purchasers” and each a “Purchaser”) additional Notes in the aggregate principal amount of $4,000,000 in exchange for certain unsecured convertible notes, in the same aggregate principal amount, previously issued by the Company to such Purchasers (who received payment from the Company in cash of approximately $87,300 for the accrued and unpaid interest on such previously issued notes).  The Company used approximately $14.6 million of the net proceeds from the sale of the Notes to repay in full certain indebtedness of the Company under that certain Credit Agreement, dated as of April 20, 2017 (as amended, restated, supplemented and modified), among the Company, the other credit parties thereto, the lenders party thereto and Peak6 Investments, L.P., as administrative agent, and to pay related interest.  The Company intends to use the balance of the net proceeds for general corporate purposes.  The Notes are secured by a first-priority security interest on all of the assets of the Company and its subsidiaries, and the obligations of the Company under the Notes are guaranteed by its subsidiaries.

The Notes mature on October 31, 2021, subject to potential acceleration in the event of certain specified events of default, and bear interest, payable quarterly in cash, at the rate of 6% per annum through October 31, 2019, and at the rate of 8% per annum thereafter, in each case subject an increase of 2% per annum if any event of default has occurred and is continuing.  The Notes are guaranteed by the Company’s subsidiaries and are secured by a first-priority security interest in the assets of the Company and such subsidiaries.  The Notes are convertible in whole or in part, together with accrued and unpaid interest with respect to the principal amount converted, into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion price of $2.27 per share, subject to adjustment.  To the extent that the Company remains listed on the NASDAQ Stock Market and conversion occurs prior to the date on which approval of the Company’s stockholders to permit conversion of all the Notes into shares of Common Stock under the rules of the NASDAQ Stock Market becomes effective, the Company shall not be required to issue more shares of Common Stock than the converting Note holder’s pro rata share of 19.9% of the shares of Common Stock outstanding following conversion, and the remainder of the Notes to be converted shall be convertible into shares of non-voting convertible preferred stock of the Company (the “Preferred Stock”).  The Notes will automatically convert into Common Stock and (if applicable) Preferred Stock immediately prior to the Effective Time of the Merger (as defined below), or immediately prior to consummation of a “Superior Transaction” (as defined in the Notes). Each Note may also be converted, at the option of the Purchaser, upon (i) the consummation of certain “Alternative Transactions” (as defined in the Notes), (ii) a determination by the Company’s Board of Directors that the Company is no longer pursuing a process to sell the Company, or (iii) on or after April 30, 2019.

If there is a termination of the Merger Agreement (as defined below) (other than a termination resulting from a breach of the Merger Agreement by Parent) and Parent owns at least 80% of its initial principal amount of Notes (or shares issued upon conversion thereof), and so long as any Notes (or Preferred Stock issued upon conversion of Notes) remain outstanding or any Significant Investor (as defined in the Note Purchase Agreement) owns Common Stock comprising at least 50% of the shares issued upon conversion of its Notes, subject to NASDAQ listing requirements, a majority of the Company’s Board of Directors will resign and Parent will have the right to designate directors to fill such vacancies (provided that one director so designated shall be an independent director designated by Loeb Holding Corporation) and to appoint the CEO of the Company.

Holders of a majority of the outstanding shares of Common Stock approved by written consent on October 31, 2018, in accordance with NASDAQ Stock Market Listing Rules 5635(b), 5635(c) and 5635(d), (i) the entry into the Note Purchase Agreement and the transactions contemplated thereunder, including the issuance of the Notes, (ii) the issuance of shares of Common Stock and Preferred Stock issuable upon the full conversion of the Notes, including Notes held by any director or officer of the Company, and the subsequent full conversion of any shares of Preferred Stock into shares of Common Stock, (iii) the exercise of preemptive rights of the Purchasers as set forth in the Note Purchase Agreement, and (iv) the authorization and reservation for the purpose of issuance of not less than 120% of the number of shares of Common Stock and Preferred Stock issuable upon full conversion of the Notes and other actions required for the reservation of the shares of Common Stock and Preferred Stock as described in the Note Purchase Agreement.  The stockholder approval is expected to become effective, in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”), 20 days after a final Information Statement with respect to such stockholder written consent is filed with the SEC, and disseminated to stockholders, if such an Information Statement is required.

Pursuant to the Note Purchase Agreement, each Purchaser has a preemptive right to purchase a percentage of any New Securities (defined to include securities, contract rights, notes, obligations, options, warrants, or other rights that are directly or indirectly exercisable for, convertible into, or exchangeable for shares of the Company’s Common Stock or other capital or voting stock of the Company) being offered by the Company that is equal to the percentage of the outstanding Common Stock owned by such Purchaser on an as-converted basis (treating as outstanding all shares of Common Stock issuable upon the full conversion of the Notes then outstanding).

The Notes and Note Purchase Agreement include certain customary affirmative and negative covenants and events of default and other terms and conditions.

Registration Rights Agreement

In connection with the Note Purchase Agreement, on October 31, 2018, the Purchasers entered into a Registration Rights Agreement with the Company (the “Registration Rights Agreement”).  The Registration Rights Agreement provides the Purchasers with certain demand registration rights in respect of the shares of Common Stock issued to it upon conversion of the Notes or the shares of Preferred Stock into which the Notes may be converted pursuant to the Note Purchase Agreement, subject to certain conditions.  In the event that the Company registers additional shares of Common Stock for sale to the public, it will be required to give notice of such registration to the Purchasers of its intention to effect such a registration, and, subject to certain limitations, include the shares of Common Stock held by them in such registration.  The Registration Rights Agreement includes customary indemnification provisions in favor of the Purchasers against certain losses and liabilities arising out of or based upon any filing or other disclosure made by the Company under the securities laws relating to any such registration.

The foregoing descriptions of the Note Purchase Agreement, the Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete copies of the Note Purchase Agreement (which includes the form of Note as an exhibit thereto) and Registration Rights Agreement, filed as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Entry into Merger Agreement

On October 31, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Parent and WC SACD One Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and wholly-owned subsidiary of Parent, pursuant to which, among other things, subject to the terms and conditions of the Merger Agreement, Merger Sub has agreed to make a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s Common Stock (the “Shares”), at a purchase price of $3.68 per Share in cash (the “Offer Price”).  Parent and Merger Sub are affiliates of WC SACD One, Inc., (“WC SACD”), a joint venture formed by iSubscribed, WndrCo Holdings, LLC and certain General Catalyst funds (collectively, the “Investors”).

The Company’s Board of Directors (the “Board”), acting upon the recommendation of a special committee of the Board consisting solely of independent and disinterested members of the Board (the “Special Committee”), determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to and in the best interests of the Company and its stockholders (other than the Rollover Holders (as defined below)), and unanimously approved the Merger Agreement and the transactions contemplated thereby, and recommended that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

Unless the Offer is extended in accordance with the Merger Agreement, the Offer will expire at 5:00 pm, New York time, on the date that is 21 business days after the date the Offer is first commenced.   In the event that any of the conditions to the Offer are not satisfied or waived as of any scheduled expiration of the Offer, Merger Sub may extend the Offer for one or more successive extension periods of up to 10 business days each.

Merger Sub’s obligation to accept for purchase and pay for the Shares validly tendered and not withdrawn pursuant to the Offer is subject to the satisfaction or waiver of a condition that requires the tender of a number of Shares of Common Stock that (i) together with Shares (including Rollover Shares) then owned by WC SACD, Parent or any of its subsidiaries, would represent at least one share more than 50% of the Company’s outstanding Shares on a fully diluted basis and (ii) would represent at least one share more than 50% of the Company’s then outstanding Shares not owned by the Rollover Holders, and executive officers and directors of the Company that are not Rollover Holders.

In addition, Merger Sub’s obligation to accept for purchase and pay for the Shares validly tendered and not withdrawn pursuant to the Offer is subject to the satisfaction or waiver of other customary closing conditions, including (i) the expiration or termination of any waiting period (and extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any pending or threatened action by any governmental entity that seeks to challenge or make illegal or otherwise prohibit or materially delay the consummation of the Offer, the Merger or any transaction contemplated by the Merger Agreement, or make materially more costly the making of the Offer, or to obtain from the Company, Parent or Merger Sub any damages that are material in relation to the Company and its subsidiaries as a whole and the absence of any law deemed applicable by any governmental entity that would reasonably be expected to result in any of the foregoing, (iii) the Company’s material compliance with its covenants and agreements contained in the Merger Agreement, (iv) there not having been a material adverse effect on the Company following the execution of the Merger Agreement, (v) the accuracy of the representations and warranties of the Company contained in the Merger Agreement (subject to certain materiality and material adverse effect standards), (vi) the consummation of the transactions contemplated by the Merger Agreement on or before July 31, 2019 and (vii) other customary conditions.

Each of Loeb Holding Corporation, Michael Stanfield, Stanfield Family Investments LLC and David McGough (the “Rollover Holders”) have entered into agreements to contribute to WC SACD, immediately prior to the Effective Time of the Merger (as defined below), in exchange for equity interests in  WC SACD, Shares (“Rollover Shares”) representing a majority of their respective Shares held at such time.  The Rollover Holders have also entered into tender and support agreements with the Parent relating to the tender and voting of their Shares pursuant to which such Rollover Holders have, among other things, agreed to tender all of their Shares to Parent in the Offer (other than the Rollover Shares) and to vote all of their Shares in favor of, among other things, the Merger and the adoption of the Merger Agreement, and any proposal to (i) permit the conversion of all the Notes, and any preferred stock of the Company into which the Notes are otherwise convertible, into shares of common stock of the Company, (ii) increase the number of shares of common stock and preferred stock authorized pursuant to the Company’s Certificate of Incorporation, as amended, to permit the conversion of the Notes pursuant to clause (i) above and the Note Purchase Agreement, and (iii) permit the exercise of certain preemptive rights in favor of the Purchasers pursuant to Note Purchase Agreement.

Subject to the terms and conditions of the Merger Agreement, promptly following the expiration of the Offer,  Merger Sub will accept all Shares validly tendered and not withdrawn for purchase in the Offer and, at the Effective Time, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”). Each Share that is not tendered and accepted pursuant to the Offer (other than dissenting Shares and Shares cancelled pursuant to Merger Agreement, including Shares held by Parent and Merger Sub (including the Rollover Shares)), will be cancelled and converted into the right to receive cash consideration (without interest) in an amount equal to the Offer Price in cash, without interest, and subject to deduction for any required withholding tax (the “Merger Consideration”). The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, pursuant to which no stockholder vote will be required to consummate the Merger.

Pursuant to the terms of the Merger Agreement, each option to purchase Shares outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”), whether vested or unvested, will be cancelled and terminated and, after cancellation, will represent the right to receive, subject to any applicable withholding taxes, an amount in cash (without interest), if any, equal to the product obtained by multiplying (x) the aggregate number of Shares underlying such stock option by (y) an amount equal to (A) the Merger Consideration, less (B) the per share exercise price of such stock option; provided, that if the exercise price per Share of any such stock option is equal to or greater than the Offer Price, such stock option will be cancelled without any cash payment being made in respect thereof.  Pursuant to the terms of the Merger Agreement, each Company restricted stock unit award outstanding immediately prior to the Effective Time shall fully vest (to the extent unvested) and be cancelled and converted automatically into the right to receive an amount is cash equal to the Merger Consideration.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use commercially reasonable efforts to cause the Offer and the Merger to be consummated.  Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business consistent with past practices in all material respects and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

The consummation of the transactions contemplated by the Merger Agreement is not subject to a financing condition.  Parent and Merger Sub have obtained equity financing commitments from the Investors for the transaction contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Offer Price and the Merger Consideration and all related fees and expenses.  The Investors have (i) committed to capitalize Parent, at or prior to the closing, with an aggregate equity contribution on the terms and subject to the conditions set forth in an equity commitment letters dated October 31, 2018 (the “Equity Commitment Letters”) and (ii) provided the Company with a several and pro rata limited guarantee in favor of the Company dated October 31, 2018 (the “Limited Guaranty”) for the payment of any reverse termination fee that may become payable by Parent. Copies of the Equity Commitment Letters and Limited Guaranty are included herewith as Exhibits 99.1, 99.2 and 99.3, respectively.

The Company is subject to non-solicitation covenants, subject to customary exceptions that would permit the Company to respond to any unsolicited bona fide binding written proposal or offer that the Special Committee determines in good faith (after consultation with outside counsel and its financial advisor), is (A) more favorable to the stockholders of the Company from a financial point of view than the Offer and the Merger, and (B) reasonably likely of being completed on the terms proposed on a timely basis (as defined in the Merger Agreement, a “Superior Proposal”).

The Special Committee may change its recommendation in favor of the Offer and the Merger and notify Parent of its intent to terminate the Merger Agreement in response to a Superior Proposal if the Special Committee determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company; provided, that prior to such change in recommendation, Parent has the right to negotiate and propose adjustments to the terms and conditions of the Merger Agreement so that there is no longer a basis for the Special Committee’s change of recommendation. The Special Committee also may change its recommendation in favor of the Offer and the Merger and notify Parent of its intent to terminate the Merger Agreement in response to certain material events occurring after the date of the Merger Agreement and not otherwise known (or the material consequences of which were not otherwise known) to the Board or the Special Committee if the Special Committee determines in good faith (after consultation with outside counsel) that the failure to do so would be inconsistent with its fiduciary duties to the stockholders of the Company; provided, that prior to such change in recommendation, Parent has the right to negotiate and propose adjustments to the terms and conditions of the Merger Agreement so that there is no longer a basis for the Board or Special Committee’s change of recommendation.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $3,595,838, and under certain other circumstances the Company will be required to reimburse Parent and its affiliates for their reasonable out-of-pocket fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum amount of $2,500,000.  The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $3,595,838 under certain circumstances specified in the Merger Agreement

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Merger Agreement, filed as Exhibit 2.1 and incorporated by reference herein.

The Merger Agreement and the above disclosure concerning the Merger Agreement have been included to provide security holders with information regarding the terms of the Merger Agreement.  They are not intended to provide any other factual information about the Company or its subsidiaries, affiliates or businesses.  The Merger Agreement contains representations and warranties of Parent and Merger Sub solely for the benefit of the Company, and representations and warranties of the Company solely for the benefit of Parent and Merger Sub that were used for the purpose of allocating risk among the parties.  These representations and warranties may be subject to qualifications and limitations contained in confidential disclosures agreed to among the parties, which also may create exceptions to these representations and warranties.  Therefore, security holders should not treat them as categorical statements of fact.  Moreover, these representations and warranties (i) may apply standards of materiality in a way that is different from what may be material to investors; (ii) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement; and (iii) are subject to more recent developments.  Accordingly, security holders should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company that it includes in reports and statements it files with the SEC.

If the Merger is consummated, the Shares will be delisted from the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under “Issuance of Senior Secured Convertible Notes” is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities

The Notes were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act.  The information set forth in Item 1.01 under “Issuance of Senior Secured Convertible Notes” is incorporated by reference into this Item 3.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 31, 2018 and effective on the same date, the Board amended the Amended and Restated Bylaws of the Company (the “Bylaw Amendment”).  The Bylaw Amendment adopts a forum selection provision providing that the sole and exclusive forum for certain proceedings relating to the Company will be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, filed as Exhibit 3.1 and incorporated by reference herein.

Notice to Investors and Security Holders

The Offer referred to in this Current Report on Form 8-K has not yet commenced. This filing, the attached exhibits and the description contained in this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the Shares will be made only pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Merger Sub and Parent intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer and a Transaction Statement on Schedule 13E-3 with respect to the transaction contemplated by the Merger Agreement. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents), the Solicitation/Recommendation Statement and the Transaction Statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. Additionally, the Company, Merger Sub and Parent will file other relevant materials in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the Merger Agreement. The Company, Merger Sub and Parent intend to mail these documents to the stockholders of the Company. All of the tender offer materials (and all other materials filed by the Company with the SEC) will also be available free of charge from the SEC through its website at www.sec.gov. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO, THE SCHEDULE 14D-9 AND THE SCHEDULE 13E-3, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE OFFER, MERGER OR WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION (INCLUDING THE TERMS AND CONDITIONS OF THE OFFER) AND THE PARTIES THERETO.

Forward-Looking Statements

This communication contains forward-looking statements in addition to historical information.  When used in this communication, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements.   All statements that address activities, events or developments that the Company, iSubscribed, General Catalyst and/or WndrCo intend, expect or believe may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as business strategy, goals and expectations concerning the acquisition (including the anticipated timing of consummation of the acquisition), future operations, future performance or results. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the subsequent Merger; (ii) the risk that the Offer or the subsequent Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company stockholders tendering their Shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the subsequent Merger may not be satisfied or waived, including the failure to receive a tender of a majority of the shares held by unaffiliated stockholders of the Company; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability and (x) other factors as set forth from time to time in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2017 and subsequently filed Form 10-Qs and tender offer materials relating to the Offer, including a Solicitation/Recommendation Statement on Schedule 14D-9. Any forward-looking statements made by the Company, iSubscribed, WndrCo or General Catalyst in this communication speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company, iSubscribed, WndrCo or General Catalyst to predict all of them. None of the Company, iSubscribed, WndrCo or General Catalyst  undertakes any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 31, 2018, by and among WC SACD One Parent, Inc., WC SACD One Merger Sub, Inc. and Intersections Inc.

3.1	Amendment to Amended and Restated Bylaws of Intersections Inc.

4.1	Form of Senior Secured Convertible Note (included as Exhibit A to Exhibit 10.1 of this Current Report on Form 8-K).

10.1	Note Purchase and Exchange Agreement, dated as of October 31, 2018, by and among Intersections Inc., and the investors identified on Annex I attached thereto.

10.2	Registration Rights Agreement, dated as of October 31, 2018, by and among Intersections Inc. and the investors party thereto.

99.1	Equity Commitment Letter, dated as of October 31, 2018 by and among WC SACD One Parent, Inc. and the investors party thereto.

99.2	Equity Commitment Letter, dated as of October 31, 2018 by and among WC SACD One, Inc. and the investors party thereto.

99.3
Limited Guaranty made and entered into as of October 31, 2018 by and among WndrCo Holdings, LLC, General Catalyst Group IX, L.P., GC Entrepreneurs Fund IX, L.P. and iSubscribed, Inc. in favor of Intersections Inc.

*
The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 6, 2018

INTERSECTIONS INC.

By:	/s/ Ronald L. Barden
	Name:	Ronald L. Barden
	Title:	Chief Financial Officer